EXHIBIT 1.1

                   STATE AND LOCAL TRUST, SERIES 1

                          TRUST AGREEMENT

                                                  Dated: December 5, 1996

This Trust Agreement between Sterne, Agee & Leach, Inc., as Depositor, Evaluator, and Supervisor, and The Trust Company of Sterne, Agee & Leach, Inc., as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Sterne, Agee & Leach, Inc. Tax-Exempt Trust, Dated October 23, 1996" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                         WITNESSETH THAT:
In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisor and the Trustee agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

               SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a) The Bonds defined in Section 1.01(4), listed in the Schedules hereto, have been deposited in the Trusts under this Trust Agreement.

(b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is the amount set forth under "Summary of Essential Financial Information_Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

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(c)  The First General Record Date and the amount of the second distribution of funds from the Interest Account of the Trust shall be the record date for the Interest Account set forth under "Distributions" on page 2 of the Prospectus and that amount set forth under "Summary of Essential Financial Information_Initial Distribution" in the Prospectus.

(e) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information_First Settlement Date" in the Prospectus.

(f) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be that time set forth under "Summary of Essential Financial Information" in the Prospectus.

(g)  As set forth in Section 3.05, the Record Dates and Distribution
Dates for each Trust are those dates set forth under "Distributions" on page 2 of the Prospectus.

(h) As set forth in Section 3.15, the Supervisor's annual fee shall be that amount set forth in "Summary of Essential Financial Information_ Supervisor's Annual Fee" in the Prospectus.

(i) As set forth in Section 4.03, the Evaluator's annual fee shall be that amount set forth in "Summary of Essential Financial Information_ Evaluator's Annual Fee" in the Prospectus.

(j) As set forth under Section 6.04, the Trustee's annual fee shall be that amount as set forth in "Summary of Essential Financial Information_ Trustee's Annual Fee" in the Prospectus.

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IN WITNESS WHEREOF, Sterne, Agee & Leach, Inc. and The Trust Company of
Sterne, Agee & Leach, Inc., have caused this Trust Agreement to be executed by their respective Presidents or one of their respective Vice Presidents; all as of the day, month and year first above written.

                                    STERNE, AGEE & LEACH, INC.,
                                      Depositor, Evaluator and Supervisor


                                    By
                                       -------------------------------

                                    Title
                                          ----------------------------


                                    THE TRUST COMPANY OF STERNE, AGEE &
                                      LEACH, INC.,
                                      Trustee

                                    By
                                       -------------------------------

                                    Title
                                          ----------------------------

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                     SCHEDULE TO TRUST AGREEMENT

                        SECURITIES DEPOSITED

                   STATE AND LOCAL TRUST, SERIES 1

(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" of the Trust as set forth in the Prospectus.)